UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2015

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

0-30291

03-0453686

     (State or other jurisdiction                                              (Commission                                     (IRS Employer

             of incorporation)                                                     File Number)                                 Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas

77024

                                                       (Address of principal executive offices)                                               (Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Series B Preferred Stock and Warrant Purchase Agreement.

Effective May 12, 2015, we have entered into definitive securities purchase agreements with accredited investors for their purchase of 3,050 shares of our Series B Convertible Preferred Stock and warrants to acquire an aggregate of 3,812,500 shares of our common stock (the “Private Placement”).  Upon closing, we expect to receive aggregate gross proceeds of $3,050,000.  Each share of Series B Convertible Preferred Stock has a stated value of $1,000, is entitled to 12% annual cumulative dividends paid quarterly and is convertible into shares of our common stock at an initial conversion price of $0.40 per share. The conversion price is subject to various adjustments.  Each share of Series B Convertible Preferred Stock will be issued a 5-year warrant to purchase 1,250 shares of our common stock at an exercise price of $0.50 per share, subject to adjustments (“Warrants”). At closing, the investors will receive 3,050 shares of our Series B Convertible Preferred Stock and Warrants to purchase a total of 3,812,500 shares of common.

The terms of the Series B Convertible Preferred Stock are subject to the terms and conditions of the Series B Certificate of Designation, which is described in greater detail in our Current Report on Form 8-K filed on May 7, 2015 (which discussion is qualified in its entirety by reference to the Series B Certificate of Designation, a copy of which was filed as Exhibit 3.1 to such Current Report and is incorporated herein by reference).  The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1 and incorporated by reference herein.  The terms of the Private Placement are more fully set forth in the form of Securities Purchase Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Pursuant to a Registration Rights Agreement attached as Exhibit 10.2 and incorporated by reference herein, we have agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) no later than 45 days after the Closing Date and will use our commercially reasonable efforts to effect the registration of the shares issuable upon conversion of the Series B Convertible Preferred Stock (“Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) within 120 days of the Closing Date (150 days in the event SEC provides comments to the Registration Statement, subject to SEC limitations). Any Conversion Shares or Warrant Shares that are not registered in the initial registration statement will be included in one or more additional registration statements if and when permitted by the Securities and Exchange Commission.

The Company expects the Private Placement to close on or about May 13, 2015, is subject to the satisfaction of certain closing conditions.

On May 12, 2015, the Company issued a press release announcing the Private Placement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

The issuance and sale of the shares of Series B Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended and the Securities have been sold and will be issued in reliance on exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder based on the following facts: each of the purchasers has represented that it is an accredited investor as defined in Regulation D and that it is acquiring the securities for its own account and not with a view to or for distributing or reselling the Securities and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities; and the securities will be issued as restricted securities.

None of the Securities may be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any such Securities.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

3.1	Certificate of Designation of Series B Convertible Preferred Stock (1)
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release date May 12, 2015
(1) Filed as an Exhibit on our Current Report on Form 8-K filed on May 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  May 12, 2015

By:

/s/ Matthew C. Flemming

Matthew C. Flemming, President and CEO